CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of GS Financial Products U.S., L.P. (the "Company") on Form S-3 (File No. 33-99948) of our report dated February 22, 1999, on our audits of the financial statements of GS Financial Products U.S., L.P. as of November 27, 1998 and November 28, 1997 and for the fiscal years ended November 27, 1998, November 28, 1997 and November 29, 1996, which report is included in the Annual Report on Form 10-K.

PricewaterhouseCoopers LLP



New York, New York
February 25, 1999.